UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2020
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39380	46-4353148
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(888) 676-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 29, 2020, nCino, Inc. (the “Company”) entered into a lease (the “Lease”) with Cloud Real Estate Holdings, LLC (the “Landlord”), pursuant to which the Company will continue to lease approximately 89,975 square feet of space (the “Premises”) located at 6770 Parker Farm Drive, Wilmington, North Carolina 28405 (the “Property”).
The date on which the Lease will commence will be no later than the Closing, defined below, currently estimated to occur on or before December 22, 2020 (the “Commencement Date”). The Lease will have a fifteen-year term concluding December 31, 2035, which, upon execution of the New Building Lease, as defined below, would be extended to be coterminous with the New Building Lease. The Company has the option to extend the Lease for two eight-year terms. The Company’s monthly base rent for the Premises will be approximately $115,000 per month, and will increase on January 1, 2022 and each anniversary of such date by approximately 2.25% per annum, subject to an anticipated increase in base rent to account for development of a parking deck. The Company will also be obligated to pay certain other expenses under the Lease pursuant to a triple net return obligation to the Landlord.
The Company is currently in possession of the Premises pursuant to the Office Lease dated March 10, 2017 (as amended) between the Company and Wilmington Investors LLC (the “Prior Lease”). The Prior Lease will be terminated by an agreement of the Company and Wilmington Investors LLC in connection with the Landlord’s acquisition of record title to the Property pursuant to the purchase option provided in the Prior Lease (which is expected to be assigned by the Company to the Landlord), for a purchase price of $16,300,000 (the “Closing”) and the effectiveness of the Lease, such that the Company’s possession of the Premises shall be uninterrupted.
The Lease is conditioned upon the Closing. In the event the Closing has not occurred on or before December 22, 2020, the Lease shall be deemed automatically terminated, and the Company shall then be obligated to acquire the Property pursuant to the same purchase option provided in the Prior Lease no later than December 30, 2020.
Pursuant to a separate agreement to be entered into by the Company and the Landlord prior to Closing, the (i) Landlord is obligated to negotiate an amendment to the Lease to allow for construction of a 648-space parking deck on the Property for the Company, the development costs of which will be added to base rent under the Lease, and (ii) Company will have the option (the "New Building Option") to require the Landlord to enter into negotiations for a new lease agreement (the "New Building Lease") for a term of fifteen years to allow for the construction by the Landlord and leasing by the Company of an additional three-story office building of approximately 90,000 rentable square feet (the “New Building”) on the Property, which lease would commence upon completion of construction of the New Building and tenant improvements therein. The Company may exercise the New Building Option on or before the fourth anniversary of the Closing.
The description of the Lease contained in the Current Report on Form 8-K (this “8-K”) does not purport to be complete and is qualified in its entirety by reference to the copy of the Lease, which is filed as Exhibit 10.1 to the 8-K and is incorporated by reference herein.
Item 1.02    Termination of a Material Definitive Agreement.
The information regarding the Prior Lease, as defined and set forth in Item 1.01 of this 8-K, is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Office Lease by and between nCino, Inc. and Cloud Real Estate Holdings, LLC, dated November 29, 2020.
10.2	Amendment to Office Lease by and between Wilmington Investors LLC and nCino, Inc., dated November 25, 2020
10.3	Agreement Regarding Exercise and Assignment of Purchase Option among nCino, Inc. and Cloud Real Estate Holdings, LLC, dated November 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: December 2, 2020	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein Chief Corporate Development & Legal Officer and Secretary